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                                                                    EXHIBIT 99.2

                            CROWN LABORATORIES, INC.
                                 PRESS RELEASE
                                 APRIL 2, 1996

              CROWN LABORATORIES, INC. (AMEX: CLL.EC) ANNOUNCED TODAY THAT IT HAS CLOSED ITS OFFER TO ITS HOLDERS OF ITS PRIVATELY PLACED WARRANTS TO EXERCISE THE WARRANTS AT $1 3/8 PER SHARE INSTEAD OF $3.00 PER SHARE IF EACH HOLDER EXERCISES AT LEAST 60% OF SUCH WARRANTS BY SUCH DATE. PURSUANT TO THE OFFER, 611,188 WARRANTS HAD BEEN TENDERED FOR EXERCISE AND ACCEPTED BY THE COMPANY.

              THE WARRANTS WERE ISSUED IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD IN ABSENCE OF AN APPLICABLE REGISTRATION STATEMENT OR AN EXEMPTION FROM REGISTRATION. THE SHARES UNDERLYING THE WARRANTS HAVE BEEN REGISTERED FOR RESALE BY HOLDERS OF THE WARRANTS.